Exhibit 10.06

THIRD AMENDMENT TO

TRADING ADVISORY AGREEMENT

This Third Amendment (“Third Amendment”) to the Trading Advisory Agreement dated as of April 3, 1997, and previously amended on September 29, 2000 and June 23, 2005 (as so amended, the “Agreement”) by and among JWH GLOBAL TRUST (the “Trust”), REFCO COMMODITY MANAGEMENT, INC., the successor to CIS INVESTMENTS, INC. (the “Managing Owner”), and JOHN W. HENRY & COMPANY, INC. (the “Advisor”) is hereby made as of June 27, 2006.

WITNESSETH:

WHEREAS, the parties hereto entered in to the Agreement to set forth the terms and condition upon which the Advisor renders advisory services in connection with the Trust’s commodity interest trading activities; and

WHEREAS, the parties hereto desire to amend the Agreement to extend the term of the Agreement and reflect a change in the programs used by the Advisor;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The term of Agreement is extended hereby to June 30, 2007. This Agreement shall automatically renew on the same terms as set forth in the Agreement, as amended hereby, for additional twelve month periods, unless the Managing Owner gives the Advisor written notice at least 45 days prior to the expiration of the then current twelve month period.

2. Effective July 1, 2006, the Advisor shall begin to conduct the Trust’s commodity interest trading activities pursuant to the following trading programs of the Advisor, in the following allocations:

Financial and Metals Portfolio — 30%

JWH Global AnalyticsR — 30%

International Foreign Exchange Program — 20%

Global Diversified Portfolio — 20%.

The Trust and the Managing Owner acknowledge that the Advisor shall make such adjustments to existing positions held in the account of the Trust as are necessary in order to establish such allocations as of July 1, 2006.

3. The Trust confirms and the parties agree that the brokerage commissions currently paid by the Trust shall remain at their current levels.

IN WITNESS  WHEREOF, the parties hereto have executed this Third Amendment as of the date first written above.

JWH GLOBAL TRUST
By:	Refco Commodity Management, Inc. its Managing Owner
By:	/s/ Annette A. Cazenave
Name: Annette A. Cazenave
Its: Director/Vice president

REFCO COMMODITY MANAGEMENT, INC.		JOHN W. HENRY & COMPANY, INC.
By:	/s/ Robert Shapiro	By:	/s/
Name: Robert Shapiro		Name: Mark S. Rzepczynski
Its: Chief Financial Officer		Its: President and Chief Investment Officer